                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              Susquehanna Media Co.

                                    * * * * *

      1. The name of the corporation is

                              Susquehanna Media Co.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Ten Thousand (110,000) of which stock Ten Thousand (10,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be common stock ("Common Stock") and of which One Hundred Thousand (100,000) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Ten Million Dollars ($10,000,000) shall be 7% cumulative preferred stock ("Preferred Stock").

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

            (a) The Preferred Stock shall be entitled, in preference to the Common Stock, when and as declared by the board of directors of the corporation from funds legally available therefor, to cash dividends at the rate of seven percentum (7%) per annum, and no more, payable quarterly, on the first days of January, April, July and October (said dates being herein referred to as "dividend payment dates" and the periods between said dates commencing on said dates being herein referred to as "dividend periods"). Such dividends on shares of the Preferred Stock shall be cumulative from, and only from, the beginning of the dividend period during which such shares are issued, unless such shares are issued after the record date for the determination of stockholders entitled to receive dividends on the Preferred Stock payable on the dividend date next succeeding the date of issuance of such shares, in which event dividends on such shares, shall be cumulative from, and only from, such next succeeding dividend payment date. No dividend shall be paid or set apart for the payment on the Common Stock at any time unless the total amount of dividends theretofore paid or declared and set apart for the payment on the then outstanding Preferred Stock shall be equal to seven percentum (7%) per annum for each share of such Preferred Stock from the date when it became cumulative to the end of the current dividend periods. Whenever full cumulative dividends, as aforesaid, on all shares of Preferred Stock then outstanding for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment, dividends may be declared and paid or set apart for payment on the Common Stock when and to the extent that the board of directors of the corporation shall determine, and out of any funds legally available for the payment of dividends, and the Preferred Stock shall not be entitled to participate in any such dividends.

            (b) In the event of liquidation, dissolution or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock shall be entitled to be paid the sum of $100 per share, plus the amount per share, if any, by which seven percentum (7%) per annum from the date on which dividends on such shares become cumulative to the date of such payment may exceed the total amount of dividends actually paid or declared and set apart for payment on such share. After the making of such payment to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed solely among the holders of the Common Stock, who shall share equally according to their respective rights and interests. Neither a consolidation nor a merger of the corporation with or into one or more corporations, nor a sale of all or substantially all of the property of the corporation to another corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subdivision (b).

            (c)(1) Except as otherwise required by law, the Common Stock shall have the exclusive right to vote for The election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held.

            (2) Except as otherwise required by law, no holder of Preferred Stock shall have any right to vote for the election of directors or for any other purpose. In any case in which the holders of the Preferred Stock shall be entitled to vote pursuant to law, each holder of Preferred Stock, shall be entitled to one vote for each share thereof held.

            (3) The holders of Preferred Stock shall not be entitled to notice of meetings of shareholders, unless such notice is expressly required by law.

            (4) The Preferred Stock shall not be convertible to Common Stock under any circumstances.

      5. The name and mailing address of each incorporator is as follows:

 NAME                                   MAILING ADDRESS

M. A. Brzoska                           Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, DE 19801

K. A. Widdoes                           Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, DE 19801

L. J. Vitalo                            Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, DE 19801

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for broach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time expressly provides (that the liability of a director may not be eliminated or limited.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of May, 1993.

                                        /s/ M. A. Brzoska
                                        _______________________________


                                        /s/ K. A. Widdoes
                                        _______________________________


                                        /s/ L. J. Vitalo
                                        _______________________________

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

      Susquehanna Media Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That the Board of Directors of Susquehanna Media Co., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing paragraph 4 thereof so that, as amended said Article shall be and read as follows:

            "4. The total number of shares of stock which the corporation shall have authority to issue is One Million Two Hundred Ten Thousand (1,210,000) of which stock One Million One Hundred Thousand (1,100,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Million One Hundred Thousand Dollars ($1,100,000) shall be common stock ("Common Stock") and of which One Hundred Ten Thousand (110,000) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Eleven Million Dollars ($11,000,000) shall be 7% cumulative preferred voting stock ("Preferred Stock").

            The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

                  (a) The Preferred Stock shall be entitled, in preference to the Common Stock, when and as declared by the board of directors of the corporation from funds legally available therefor, to cash dividends at the rate of seven percentum (7%) per annum, and no more, payable quarterly, on the first days of January, April, July and October (said dates being herein referred to as "dividend payment dates" and the periods between said dates commencing an said dates being herein referred to as "dividend periods"). Such dividends on shares of the Preferred Stock shall be cumulative from, and only from, the beginning of the dividend period during which such shares are issued, unless such shares are issued after the record date for the determination of stockholders entitled to receive dividends on the Preferred Stock payable on the dividend date next succeeding the date of issuance of such shares, in which event dividends on such shares, shall be cumulative from, and only from, such next succeeding dividend payment date. No dividend shall be paid or set apart for the payment on the Common Stock at any time unless the total amount of dividends theretofore paid or declared and set apart for the payment on the then outstanding Preferred Stock shall be equal to seven percentum (7%) per annum for each share of such Preferred Stock from the date when it became cumulative to the end of the current dividend periods. Whenever full cumulative dividends, as aforesaid, on all shares of Preferred Stock then outstanding for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment, dividends may be declared and paid or set apart for payment on the Common Stock when and to the extent that the board of directors of the corporation shall determine, and out of any funds legally available for the payment of dividends, and the Preferred Stock shall not be entitled to participate in any such dividends.

                  (b) In the event of liquidation, dissolution or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock shall be entitled to be paid the sum of $100 per share, plus the amount per share, if any, by which seven percentum (7%) per annum from the date on which dividends on such shares become cumulative to the date of such payment may exceed the total amount of dividends actually paid or declared and set apart for payment on such share. After the making of such payment to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed solely among the holders of the Common Stock, who shall share equally according to their respective rights and interests. Neither a consolidation nor a merger of the corporation with or into one or more corporations, nor a sale of all or substantially all of the property of the corporation to another corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subdivision (b).

                  (c)(1) Except as required by law, the holders of Preferred
            Stock and the holders of Common Stock share vote together as one class on all matters voted upon by stockholders. Each holder of record of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by such holder, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

                  (2) The Preferred Stock shall not be convertible to Common
            Stock under any circumstances."

      SECOND; That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted In accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Susquehanna Media Co. has caused this certificate to be signed by Louis J. Appell, Jr., its President and attested by Craig W. Bremer, its Secretary, this 14th day of May, 1993.

                                        SUSQUEHANNA MEDIA CO.

                                        BY: /s/ Louis J. Appell, Jr.
                                            ------------------------------
                                            President

ATTEST:

BY: /s/ Craig W. Bremer
    ------------------------------
    Secretary